UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

MSG Sphere Credit Facility

On December 22, 2022, MSG Las Vegas, LLC (“MSG LV”), an indirect, wholly-owned subsidiary of Madison Square Garden Entertainment Corp. (the “Company”), entered into a credit agreement with JP Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto, providing for a five-year, $275 million senior secured term loan facility (the “Sphere Facility”). All obligations under the Sphere Facility are guaranteed by MSG Entertainment Group, LLC (“MSGE Group”). All capitalized terms not defined herein have the meaning set forth in the Sphere Facility.

The Company is currently pursuing its plans for MSG Sphere – state-of-the-art venues that will combine cutting-edge technology with multi-sensory storytelling to deliver immersive experiences on an unparalleled scale. The first MSG Sphere is currently under construction in Las Vegas (the “Las Vegas Sphere”) and is on track to open during the second half of calendar year 2023. The Sphere Facility will enable the Company to further fund the development of content, including original attractions, which the Company expects will generate significant revenue for MSG Sphere.

The Sphere Facility includes financial covenants requiring MSG LV to maintain a specified minimum debt service coverage ratio and requiring MSGE Group to maintain a specified minimum liquidity level. The debt service coverage ratio covenant begins testing in the fiscal quarter ending December 31, 2023 on a historical basis and, beginning with the first fiscal quarter occurring after the date on which the first ticketed performance or event open to the general public occurs at the Las Vegas Sphere (the “Opening Date”), is also tested on a prospective basis. Both the historical and prospective debt service coverage ratios are set at 1.35:1. In addition, among other conditions, MSG LV is not permitted to make distributions to MSGE Group unless the historical and prospective debt service coverage ratios are at least 1.50:1. The minimum liquidity level for MSGE Group is set at $100 million, with $75 million required to be held in cash or cash equivalents, which amounts, prior to the Liquidity Covenant Reduction Date (as defined below), must be held in an account pledged as collateral for the Sphere Facility until its release upon the Liquidity Covenant Reduction Date (the “Pledged Account”), before stepping down to $50 million, with $25 million required to be held in cash or cash equivalents, once the Las Vegas Sphere has been substantially completed and certain of its systems are ready to be used in live, immersive events (the “Liquidity Covenant Reduction Date”). The minimum liquidity level is tested on the closing date and as of the last day of each fiscal quarter thereafter based on MSGE Group’s unencumbered liquidity, consisting of cash and cash equivalents and available lines of credit, as of such date. In the event the Company completes the spin-off of its traditional live entertainment business currently under consideration (the “MSGE Spin-off”) and retains an economic interest in the live entertainment company (the “Live Entertainment Company Retained Interest”), the Live Entertainment Company Retained Interest will be pledged to secure the Sphere Facility until the pledge is released upon the Liquidity Covenant Reduction Date, and a portion of the value of the Live Entertainment Company Retained Interest may also be counted toward the minimum liquidity level.

The Sphere Facility will mature on December 22, 2027. The principal obligations under the Sphere Facility are due at the maturity of the facility, with no amortization payments prior to maturity. Borrowings under the Sphere Facility bear interest at a floating rate, which at the option of MSG LV may be either (i) a base rate plus a margin of 3.375% per annum or (ii) Adjusted Term SOFR (i.e., Term SOFR plus 0.10%) plus a margin of 4.375% per annum.

All obligations under the Sphere Facility, including the guarantees of those obligations, are secured by all of the assets of MSG LV and certain assets of MSGE Group (collectively, “Collateral”) including, but not limited to, MSG LV’s leasehold interest in the land on which the Las Vegas Sphere is located, a pledge of all of the equity interests held directly by MSGE Group in MSG LV and, until the Liquidity Covenant Reduction Date, the Pledged Account and a pledge of the Live Entertainment Company Retained Interest following the consummation of the MSGE Spin-off. Under certain circumstances, MSG LV is required to make mandatory prepayments on the loan, including prepayments in an amount equal to the net cash proceeds of casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights), subject to certain exceptions.

In addition to the covenants described above, the Sphere Facility and the related guaranty and security and pledge agreements contain certain customary representations and warranties, affirmative and negative covenants and events of default. The Sphere Facility contains certain restrictions on the ability of MSG LV and MSGE Group to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Sphere Facility and the related guaranty and security and pledge agreements, including the following: (i) incur additional indebtedness; (ii) create liens on the Las Vegas Sphere, the Live Entertainment Company Retained Interest or the real property intended for development as the MSG Sphere in London; (iii) make investments, loans or advances in or to other persons; (iv) pay dividends and distributions (which will restrict the ability of MSG LV to make cash distributions to the Company); (v) change its lines of business; (vi) engage in certain transactions with affiliates; (vii) amend organizational documents; (viii) merge or consolidate; and (ix) make certain dispositions.

The credit agreement governing the Sphere Facility, the guaranty given by MSGE Group and the related security and pledge agreements have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively. The description of the agreements contained herein is qualified in its entirety by reference to the agreements, which is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 22, 2022, among MSG Las Vegas, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Pledge and Security Agreement, dated as of December 22, 2022, by and between MSG Las Vegas, LLC and JPMorgan Chase Bank, N.A.

10.3	Guaranty Agreement, dated as of December 22, 2022, by MSG Entertainment Group, LLC in favor of JPMorgan Chase Bank, N.A. on behalf of the lenders.

10.4	Pledge Agreement, dated as of December 22, 2022, by MSG Entertainment Group, LLC in favor of JPMorgan Chase Bank, N.A. on behalf of the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Registrant)

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

Dated: December 22, 2022